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                                                                   EXHIBIT 3

CUSIP No. 71-934 8104                13D/A                      Page 13 of 20


                                WARRANT AGREEMENT
                           TO PURCHASE COMMON STOCK OF
                                 PHOTOLOFT, INC.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM.

     This Warrant Agreement (the "Agreement") is entered into this 28th day of July 2000, by and between PhotoLoft, Inc. ("PhotoLoft") and Intellect Capital Group, LLC ("Holder"). For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. ISSUANCE OF WARRANTS. PhotoLoft, subject to the terms and conditions hereinafter set forth, hereby issues to Holder warrants (the "Warrants") to purchase an aggregate of eleven million nine hundred thousand (11,900,000) shares of PhotoLoft common stock (the "Shares"). The exercise price of the Shares shall be $1.65 per share (the "Exercise Price") subject to adjustment in accordance with Section 6 of this Agreement.

2. TERM. The Warrants may be exercised at any time after December 8, 2000 ("Effective Date"), and on or before the expiration of sixty (60) months from the Effective Date.

3.   EXERCISE; EXCHANGE.

     (a) Holder may exercise the Warrants granted hereunder, at any time or from time to time after the Effective Date, in whole or in part, by delivering to PhotoLoft at the office of PhotoLoft, or at such other address as PhotoLoft may designate by notice in writing to the Holder, the Notice of Exercise attached hereto as EXHIBIT A and incorporated herein by reference and a certified check or wire transfer in lawful money of the United States for the Exercise Price for the entire amount of the number of Warrants being exercised. In the case of a partial exercise, any remaining unexercised warrants shall continue to be governed by and subject to the provisions of this Agreement. Upon delivery of the Notice of Exercise and certified check or wire transfer, Holder shall be entitled to receive a certificate or certificates representing the Shares for which a Notice of Exercise has been delivered.

     (b) At any time or from time to time after the Effective Date, Holder may exchange the Warrants for Shares in whole or in part, on a 2 for 1 basis (for every 2 Warrants exchanged, one Share will be issued) by delivering to PhotoLoft at the office of Photoloft, or at such other address as PhotoLoft may designate by notice in writing to the Holder, the Notice of Exchange attached hereto as EXHIBIT B and incorporated herein by reference. Upon delivery of the Notice or Exchange,

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CUSIP No. 71-934 8104                13D/A                      Page 14 of 20

Holder shall be entitled to receive a certificate or certificates representing the appropriate number of Shares.

     (c) Upon delivery to Holder pursuant to Section 3(a) or 3(b), the Shares so delivered shall be validly issued, fully paid and non-assessable. If PhotoLoft shall fail for any reason or for no reason to issue to Holder within ten (10) business days after the time required under this Section 3(c), a certificate for the number of Shares to which the Holder is entitled upon the Holder's exercise or exchange of the Warrants in accordance with Sections 3(a) or 3(b), in whole or in part, or a new Warrant for the number of Shares to which the Holder is entitled, PhotoLoft shall, in addition to any other remedies under this Agreement or otherwise available to the Holder, pay as additional damages in cash to the Holder for each day such issuance is not timely effected after the tenth (10th) business day following the time required under this section an amount equal to 0.1% of the product of (x) the number of Shares not delivered to the Holder on a timely basis, or the number of Shares represented by the new Warrant not issued to the Holder on a timely basis, as the case may be, and to which the Holder is entitled hereunder and
(y) the Closing Bid Price (as defined in the Certificate of Designation) of the Shares on the last possible date which PhotoLoft could have issued such new Warrant or Shares to the Holder without violating this Section.

     (d) Warrants shall be deemed to have been exercised or exchanged, as the case may be, immediately prior to the close of business on the day of such delivery, and Holder shall be deemed the holder of record of the Shares issuable upon such exercise or exchange, as the case may be, at such time.

     (e) Upon any partial exercise or exchange, as the case may be, of the Warrants, this Agreement shall be deemed to be automatically amended so as to apply to the number of Shares not purchased upon such exercise or exchange, as the case may be, and such unexercised or unexchanged Warrants, as the case may be, shall continue to be governed by and subject to the terms hereof.

     (f) No fractional Shares are to be issued upon the exercise of these Warrants, but rather the number of Shares issued upon exercise of these Warrants shall be rounded up or down to the nearest whole number.

4. REPRESENTATIONS AND WARRANTIES OF PHOTOLOFT. PhotoLoft hereby covenants and agrees as follows:

     (a) This Warrant is, and any Warrants issued in substitution for or in replacement of this Warrant will upon issuance be, duly authorized and validly issued.

     (b) All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

5. REPRESENTATIONS AND WARRANTIES OF HOLDER. Holder hereby represents and warrants to PhotoLoft as follows:

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CUSIP No. 71-934 8104                13D/A                      Page 15 of 20

     (a) Sophistication. Holder has (i) a preexisting personal or business relationship with PhotoLoft or one or more of its officers, directors, or control persons; or (ii) by reason of Holder's business or financial experience, or by reason of the business or financial experience or of Holder's financial advisor who is unaffiliated with and who is not compensated, directly or indirectly, by PhotoLoft or any affiliate or selling agent of PhotoLoft, Holder is capable of evaluating the risks and merits of this investment and of protecting Holder's own interests in connection with this investment.

     (b) Accredited Investor. Holder is an "accredited investor" as such term is defined under Regulation D of the Securities Act of 1933, as amended (the "Securities Act").

     (c) Investment Intent. Holder is purchasing the Warrants, and will purchase the Shares solely for its own account for investment. Holder has no present intention to resell or distribute the Warrants or the Shares or any portion thereof. The entire legal and beneficial interest of the Warrants is being purchased, and will be held, for Holder's account only, and neither in whole or in part for any other person.

     (d) Information Concerning Company. Holder is aware of the business affairs and financial condition of PhotoLoft and has acquired sufficient information about PhotoLoft to make an informed and knowledgeable decision to purchase the Warrants and the Shares.

     (e) Economic Risk. Holder realizes that the purchase of the Warrants and the Shares will be a highly speculative investment and involves a high degree of risk. Holder is able, without impairing its financial condition, to hold the Warrants and/or the Shares for an indefinite period of time and to suffer a complete loss of its investment.

6. ANTI-DILUTION ADJUSTMENTS. The Warrants granted hereunder and the Exercise Price thereof shall be subject to adjustment from time to time upon the happening of certain events as set forth below.

     (a) Stock Splits and Dividends. If outstanding shares of PhotoLoft Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Exercise Price, the number of Shares purchasable upon the exercise of the Warrants shall be changed to the number determined by dividing (i) an amount equal to the number of Shares issuable upon the exercise of the Warrants immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

     (b) Reclassification, Etc. In case there occurs any reclassification or change of the outstanding securities of PhotoLoft or any reorganization of PhotoLoft (or any other corporation the

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CUSIP No. 71-934 8104                13D/A                      Page 16 of 20

stock or securities of which are at the time receivable upon the exercise of the Warrants) or any similar corporate reorganization on or after the date hereof, then, and in each such case, Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, or reorganization, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which Holder would have been entitled upon such consummation if Holder had exercised the Warrants immediately prior thereto, all subject to further adjustment pursuant to the provisions of this Section.

     (c) Adjustment Certificate. When any adjustment is required to be made in the Shares or the Exercise Price pursuant to this Section, PhotoLoft shall promptly mail to Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Exercise Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which the Warrants shall be exercisable after such adjustment.

7. NOTICES. PhotoLoft will give written notice to the Holder at least twenty (20) days prior to the date on which any reorganization, consolidation, merger, sale, dissolution, liquidation or other similar transaction will take place.

8. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, PhotoLoft shall, on receipt of indemnification undertaking and upon a notarized affidavit stating the cause for a new issuance, issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.

9. RESERVATION OF SHARES. PhotoLoft shall at all times keep reserved a sufficient number of authorized shares of Common Stock to provide for the exercise of the Warrants in full.

10. TRANSFERABILITY. The Warrants issued hereunder and any and all Shares issued upon exercise of the Warrants shall be transferable on the books of PhotoLoft by the holder hereof in person or by duly authorized attorney subject to any restrictions imposed by applicable federal or state securities laws. It shall be a further condition to any transfer of the Warrants that the transferor (if any portion of the Warrants are retained) and the transferee shall receive and accept new Warrants, of like tenor and date, executed by PhotoLoft, for the portion so transferred and for any portion retained, and shall surrender this Agreement executed.

11. VOTING. Nothing contained in this Agreement shall be construed as conferring upon Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect to any meeting of shareholders for the election of directors of PhotoLoft or for any other purpose not specified herein.

12.  MISCELLANEOUS.

     (a) Amendment. This Agreement may be amended by written agreement between PhotoLoft and Holder.

     (b) Notice. Any notice, demand or request required or permitted to be given under this Agreement will be in writing and will be deemed sufficient when delivered personally or sent by

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CUSIP No. 71-934 8104                13D/A                      Page 17 of 20

telegram or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, or with a commercial courier service, with postage prepaid, and addressed, if to PhotoLoft, at its principal place of business, attention the President, and if to Holder, at Holder's address as shown on the stock records of PhotoLoft.

     (c) Further Assurances. Both parties agree to execute any additional documents and take any further actions necessary to carry out the purposes of this Agreement.

     (d) Severability. If any provision of this Agreement is held by any court of competent jurisdiction to be illegal, unenforceable or void, such provision will be enforced to the greatest extent possible and all other provisions of this Agreement will continue in full force and effect.

     (e) Governing Law. This Agreement will be interpreted and enforced in accordance with California law.

     (f) Survival. The representations and warranties of the parties hereto set forth in this Agreement shall survive the closing and consummation of the transactions contemplated hereby for a period of five (5) years from the date hereof.

     (g) Entire Agreement; Successors and Assigns. This Agreement and the documents and instruments attached hereto constitute the entire agreement between Holder and PhotoLoft relative to the subject matter hereof. Any previous agreements between the parties are superseded by this Agreement. Subject to any exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.

     (h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (i) Headings. The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

     (j) Attorney Fees. If any action is brought to interpret or enforce the terms of this Agreement, the prevailing party in such action shall be entitled to recover its attorneys fees and costs incurred in connection with such action.


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CUSIP No. 71-934 8104                13D/A                      Page 18 of 20

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed and delivered by their duly authorized officers.


PHOTOLOFT:                         PHOTOLOFT, INC.


                                                  By: /s/ Jack Marshall
                                                      -----------------------
                                                         Jack Marshall
                                                  Its:   Chief Executive Officer


HOLDER:                            INTELLECT CAPITAL GROUP, LLC


                                                  By:  /s/ Terren S. Peizer
                                                      -----------------------
                                                         Terren S. Peizer,
                                                         Chief Executive Officer




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CUSIP No. 71-934 8104                13D/A                      Page 19 of 20

                                                                    EXHBIT A

                                     WARRANT

                               NOTICE OF EXERCISE


To:      PhotoLoft, Inc.

         (1) Intellect Capital Group, LLC ("Holder") hereby elects to purchase ______________ shares of Common Stock of PhotoLoft, Inc. ("PhotoLoft") pursuant to the terms of the Warrant Agreement dated July ____, 2000, and executed by Holder and PhotoLoft, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

         (2) Please issue a certificate or certificates representing said shares in the name of Holder.


HOLDER:                                            INTELLECT CAPITAL GROUP, LLC



                                                   By:________________________
                                                       Terren S. Peizer,
                                                       Chief Executive Officer




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CUSIP No. 71-934 8104                13D/A                      Page 20 of 20

                                                                 EXHBIT B


                                     WARRANT

                               NOTICE OF EXCHANGE


To:     PhotoLoft, Inc.

        (1) Intellect Capital Group, LLC ("Holder") hereby elects to exchange ______________ Warrants for __________ shares of Common Stock of PhotoLoft, Inc. ("PhotoLoft") pursuant to the terms of the Warrant Agreement dated July ____, 2000, and executed by Holder and PhotoLoft.

        (2) Please issue a certificate or certificates representing said shares in the name of Holder.



HOLDER:                                           PHOTOLOFT, INC.


                                                  By:_______________________

                                                  Its:_______________________